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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT—November 7, 2000

FINELINE PROPERTIES.COM, INC.
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	#0-13895 (Commission File Number)	IRS#58-2376296 (IRS Employer Identification Number)

110 South Water Street
Kent, Ohio 44240
(Address of Registrant's principal executive offices)

(330) 678-5558
(Registrant's telephone number, including area code)

(330) 678-1334
(Registrant's facsimile number, including area code)

(Former name or former address, if changed since last report)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

    On January 15, 2001 James E. Slayton, CPA resigned as the registrant's independent certifying accountant.

    On January 20, 2001 Malcolm Pollard, CPA, 4845 Westlake Road, Erie, PA, accepted the engagement as registrant's independent certifying accountant.

ITEM 5.  OTHER EVENTS

    In August 2000, Terrance E. Kelley, CPA was appointed Chief Financial Officer for the Company.

    In two steps, the Company's authorized capital common stock was increased from 20,000,000 shares of $.001 par value common stock to 40,000,000 shares of $.001 par value common stock. As of January 26, 2001 the authorized capital common stock was 40,000,000 shares.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Fineline Properties.com, Inc. March 12, 2001
By:	/s/ ROBERT V. PETRY Robert V. Petry, President

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  ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
  ITEM 5. OTHER EVENTS
SIGNATURES